Spark Energy, Inc. Names Amanda Bush to Board of Directors

HOUSTON, August 27, 2019 (ACCESSWIRE) -- Spark Energy, Inc. ("Spark" or the "Company") (NASDAQ: SPKE), an independent retail energy services company, announced today that Amanda (Mandy) Bush has been appointed to the Company’s Board of Directors, effective August 27, 2019, as an independent director. She will serve as a Class III director, and will join the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. She will also serve as Chair of the Audit Committee.

“We are very pleased to welcome Mandy to our board and look forward to her contributions,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “Mandy brings extensive corporate experience and in-depth accounting knowledge that will complement the work and expertise of our other directors as well as fulfill all NASDAQ listing requirements as Spark’s third independent director. We are confident she will make an immediate and meaningful contribution to the work of our Board of Directors, and we look forward to her participation as we continue to execute our growth strategy. Additionally, we are pleased to introduce our first female director to the Board since our IPO in August 2014, furthering our commitment to diversity.”

“I’m honored to join Spark’s board and I look forward to the opportunity to help guide the Company as it continues to deliver on the promise of stable earnings growth,” said Ms. Bush. “It’s exciting to be working with Spark in this pivotal time in the retail energy industry.”

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2019, James G. Jones II resigned from the Board of the Company effective June 13, 2019 to serve as Chief Financial Officer of the Company, resulting in the Audit Committee of the Board consisting of only two independent directors. The Company received a notification from the NASDAQ Global Select Market (“NASDAQ”) on June 17, 2019 that it did not satisfy NASDAQ Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to consist of at least three independent directors. The Company believes that the appointment of Ms. Bush as an independent director to serve as the third member of the Audit Committee will allow the Company to regain compliance with NASDAQ Listing Rule 5605(c)(2)(A).

About Mandy Bush
Mandy Bush is the Chief Financial Officer of Azure Midstream Energy, LLC. Prior to joining Azure, she was the Chief Financial Officer at Marlin Midstream Partners, LP, leading their successful IPO in 2013. Prior to being the CFO of Marlin, Ms. Bush held various finance and accounting roles within the energy industry. Ms. Bush began her career in public accounting with PwC auditing Fortune 500 companies. She has a master’s degree in accounting from the University of Houston and is a Texas certified public accountant.

About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.

We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.

Cautionary Note Regarding Forward Looking Statements
This release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. Forward-looking statements appear in this press release and include statements about our ability to regain compliance with the standards of NASDAQ. The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.
You should review the risk factors and other factors noted throughout this press release. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302